Exhibit 99.1

May 3, 2018

IDACORP, Inc. Announces First Quarter 2018 Results, Reaffirms 2018 Earnings Guidance

BOISE--IDACORP, Inc. (NYSE: IDA) recorded first quarter 2018 net income attributable to IDACORP of $36.1 million, or $0.72 per diluted share, compared with $33.1 million, or $0.66 per diluted share, in the first quarter of 2017.

"Earnings for the quarter improved over last year's results as continued economic growth and the fixed cost adjustment mechanism revenues in Idaho more than offset lower residential sales from a milder winter,” said IDACORP President and CEO Darrel Anderson. “As we look forward, Idaho Power's pending tax reform settlement in Idaho would support our efforts to keep customer energy rates low. The settlement also proposes an extension of the existing earnings support mechanism, which could provide additional earnings predictability beyond 2019.

“Idaho was named the fastest growing state in the country in 2017 by the U.S. Census Bureau. We are seeing evidence of this with continued strong economic growth and a 2.1 percent increase in customers over the last year.”

For the full year, Idaho Power maintains its projection to use less than $5 million of additional accumulated deferred investment tax credits under the Idaho regulatory settlement. IDACORP is reaffirming its full year 2018 earnings guidance in the range of $4.10 to $4.25 per diluted share.

Performance Summary

A summary of financial highlights for the quarter ended March 31, 2018 is as follows (in thousands, except per share amounts):

	Three months ended March 31,
	2018	2017
Net income attributable to IDACORP, Inc.	$36,142	$33,102
Average outstanding shares – diluted (000’s)	50,463	50,397
IDACORP, Inc. earnings per diluted share	$0.72	$0.66

The table below provides a reconciliation of net income attributable to IDACORP for the three months ended March 31, 2018, from the same period in 2017 (items are in millions and are before related income tax impact unless otherwise noted).

	Three months ended
Net income attributable to IDACORP, Inc. - March 31, 2017		$33.1
Increase (decrease) in Idaho Power net income:
Customer growth, net of associated power supply costs and power cost adjustment mechanisms	2.4
Usage per retail customer, net of associated power supply costs and power cost adjustment mechanisms	(10.4)
Idaho fixed cost adjustment (FCA) revenues	8.7
Retail revenues per megawatt-hour (MWh), net of associated power supply costs and power cost adjustment mechanisms	1.2
Transmission services (wheeling) and other revenues	2.7
Depreciation expense	(3.3)
Other changes in operating revenues and expenses, net	0.5
Increase in Idaho Power operating income before tax reform revenue accrual	1.8
Tax reform revenue accrual for future rate reduction	(5.0)
Decrease in Idaho Power operating income	(3.2)
Earnings of equity-method investments	2.9
Non-operating income and expenses	0.5
Additional accumulated deferred investment tax credits (ADITC) amortization	(1.4)
Income tax expense (excluding additional ADITC amortization)	4.6
Total increase in Idaho Power net income		3.4
Other IDACORP changes (net of tax)		(0.4)
Net income attributable to IDACORP, Inc. - March 31, 2018		$36.1

IDACORP's net income increased $3.0 million for the first quarter of 2018 compared with the first quarter of 2017, primarily due to higher net income at Idaho Power.
Customer growth increased operating income by $2.4 million in the first quarter of 2018 compared with the first quarter of 2017, as the number of Idaho Power customers grew by 2.1 percent during the twelve months ended March 31, 2018. A decrease in sales volumes on a per-customer basis decreased operating income by $10.4 million in the first quarter of 2018 compared with the first quarter of 2017. More moderate winter temperatures in Idaho Power's service area in the first quarter of 2018 compared with the first quarter of 2017 led to a decrease in sales volumes on a per-customer basis, primarily due to residential customers using energy for heating. The revenue decrease related to lower sales volumes was largely offset by the FCA mechanism, which increased revenues by $8.7 million during the first quarter of 2018 compared with the first quarter of 2017.

A net increase in retail revenues per MWh contributed $1.2 million to operating income in the first quarter of 2018 compared with the first quarter of 2017. Revenue increases resulting from the North Valmy coal-fired power plant (Valmy Plant) settlement stipulations discussed below were mostly offset by a decrease in the proportion of residential sales in higher rate categories under Idaho Power's tiered rate structure. This was due to more moderate winter temperatures in the first quarter of 2018 compared with the first quarter of 2017.

In the second quarter of 2017, the Idaho Public Utilities Commission (IPUC) and Public Utility Commission of Oregon (OPUC) each approved settlement stipulations related to Idaho Power’s plan to end its participation in coal-fired operations at the Valmy Plant by the end of 2025. In the first quarter of 2018, the settlement stipulations resulted in increased retail revenue collections and retail revenue accruals, increased net depreciation expense, and increased associated income tax expenses, including plant-related flow-through tax adjustments.

During the first quarter of 2018, Idaho Power also benefited from a $2.7 million increase in transmission services and other revenue compared with the first quarter of 2017. This change was largely due to an increase in Idaho Power's Open Access Transmission Tariff (OATT) rates that became effective in October 2017, as well as a weather-related increase in wheeling volumes.

Due to regulatory orders received from the IPUC and OPUC during the first quarter of 2018 relating to the Tax Cuts and Jobs Act, Idaho Power recorded a $5.0 million reduction to revenue and corresponding regulatory liability for its estimate of first quarter 2018 tax benefits resulting from the changes in the federal and state income tax law that Idaho Power expects to return to Idaho and Oregon customers in the future.

Income from Idaho Power's unconsolidated investment in Bridger Coal Company (BCC) increased non-operating income by $2.9 million in the first quarter of 2018 compared with the first quarter of 2017, primarily due to an increase in coal sales prices at BCC.

Idaho Power income tax expense, excluding additional ADITC amortization, decreased $4.6 million in the first quarter of 2018 compared with the first quarter of 2017, due mostly to the lower federal statutory income tax rate resulting from the Tax Cuts and Jobs Act. Idaho Power recorded $0.5 million of additional ADITC amortization under its Idaho regulatory settlement stipulation during the first quarter of 2018. During the first quarter of 2017, Idaho Power recorded $1.9 million of additional ADITC amortization, which was later reversed as actual 2017 results exceeded earlier estimates. Based on Idaho Power's current expectations of full-year 2018 results, Idaho Power expects to record less than $5 million of additional ADITC amortization for the full-year 2018.

2018 Annual Earnings Guidance and Key Operating and Financial Metrics

IDACORP is reaffirming its earnings guidance estimate for 2018. The 2018 guidance incorporates all of the key operating and financial assumptions listed in the table that follows (in millions, except per share amounts):

	Current(1)	Previous(2)
IDACORP Earnings Guidance (per share)	No Change	$4.10-$4.25
Idaho Power Operating & Maintenance Expense	No Change	$345-$355
Idaho Power Additional Amortization of ADITC	No Change	Less than $5
Idaho Power Capital Expenditures (excluding allowance for funds used during construction)	No Change	$280-$290
Idaho Power Hydroelectric Generation (MWh)	No Change	7.5-9.5
(1) As of May 3, 2018.
(2) As of February 22, 2018, the date of filing IDACORP's and Idaho Power's Annual Report on Form 10-K for the year ended December 31, 2017.

More detailed financial information is provided in IDACORP's Quarterly Report on Form 10-Q filed today with the U.S. Securities and Exchange Commission and posted to the IDACORP Web site at www.idacorpinc.com.

Web Cast / Conference Call

IDACORP will hold an analyst conference call today at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time). All parties interested in listening may do so through a live webcast on the company's website (www.idacorpinc.com), or by calling (800) 242-0681 for listen-only mode. There is no passcode required; simply request to be connected to the "IDACORP, Inc." call. The conference call logistics are also posted on the company's website and will be included in the company's earnings news release. Slides will be included during the conference call. To access the slide deck, register for the event just prior to the call at www.idacorpinc.com/investor-relations/earnings-center/conference-calls. A replay of the conference call will be available on the company's website for a period of 12 months and will be available shortly after the call.

Background Information

IDACORP, Inc. (NYSE: IDA), Boise, Idaho-based and formed in 1998, is a holding company comprised of Idaho Power, a regulated electric utility; IDACORP Financial, a holder of affordable housing projects and other real estate investments; and Ida-West Energy, an operator of small hydroelectric generation projects that satisfy the requirements of the Public Utility Regulatory Policies Act of 1978. Idaho Power began operations in 1916 and employs approximately 2,000 people to serve a 24,000-square-mile service area in southern Idaho and eastern Oregon. With 17 low-cost hydroelectric projects as the core of its generation portfolio, Idaho Power's more than 547,000 residential, business and agricultural customers pay some of the nation's lowest prices for electricity. To learn more about Idaho Power or IDACORP, visit www.idahopower.com or www.idacorpinc.com.

Forward-Looking Statements

In addition to the historical information contained in this press release, this press release contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements, including, without limitation, earnings guidance and estimated key operating and financial metrics, that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "continues," "estimates," "expects," "guidance," "intends," "potential," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements.  In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) the effect of decisions by the Idaho and Oregon public utilities commissions, the Federal Energy Regulatory Commission, and other regulators that impact Idaho Power's ability to recover costs and earn a return, including the impact of settlement stipulations; (b) the expense and risks associated with capital expenditures for infrastructure, and the timing and availability of cost recovery for such expenditures through customer rates; (c) changes in residential, commercial, and industrial growth and demographic patterns within Idaho Power's service area and the loss or change in the business of significant customers, and their associated impacts on loads and load growth, and the availability of regulatory mechanisms that allow for timely cost recovery through customer rates in the event of those changes; (d) the impacts of economic conditions, including inflation, interest rates, supply costs, population growth or decline in the service area, the potential for changes in customer demand for electricity, revenue from sales of excess power, financial soundness of counterparties and suppliers, and the collection of receivables; (e) unseasonable or severe weather conditions, wildfires, drought, and other natural phenomena and natural disasters, including climate change, which affect customer demand, hydroelectric generation levels, repair costs, liability for damage caused by utility property, and the availability and cost of fuel for generation plants or purchased power to serve customers; (f) advancement of self-generation or energy efficiency technologies that reduce loads or reduce Idaho Power's sale of electric power; (g) changes in tax laws or related regulations or new interpretations of applicable laws by federal, state, or local taxing jurisdictions, the availability of tax credits, and the tax rates payable by IDACORP shareholders on common stock dividends; (h) adoption of, changes in, and costs of compliance with laws, regulations, and policies relating to the environment, natural resources, and threatened and endangered species, and the ability to recover resulting increased costs through rates; (i) variable hydrological conditions and over-appropriation of surface and groundwater in the Snake River Basin, which may impact the amount of power generated by Idaho Power's hydroelectric facilities; (j) the ability to acquire fuel, power, and transmission capacity under reasonable terms, particularly in the event of unanticipated power demands, lack of physical availability, transportation constraints, or a credit downgrade; (k) accidents, fires (either at or caused by Idaho Power's facilities), explosions, and mechanical breakdowns that may occur while operating and maintaining Idaho Power's assets, which can cause unplanned outages, reduce generating output, damage the companies’ assets, operations, or reputation, subject the companies to third-party claims for property damage, personal injury, or loss of life, or result in the imposition of civil, criminal, and regulatory fines and penalties; (l) the increased costs and operational challenges associated with purchasing and integrating intermittent renewable energy sources into Idaho Power's resource portfolio; (m) disruptions or outages of Idaho Power's generation or transmission systems or of any interconnected transmission system may cause Idaho Power to incur repair costs and purchase replacement power at increased costs; (n) the ability to obtain debt and equity financing or refinance existing debt when necessary and on favorable terms, which can be affected by factors such as credit ratings, volatility or disruptions in the financial markets, interest rate fluctuations, decisions by the Idaho or Oregon public utility commissions, and the companies' past or projected financial performance; (o) reductions in credit ratings, which could adversely impact access to capital markets, increase borrowing costs, and would require the posting of additional collateral to counterparties pursuant to credit and contractual arrangements; (p) the ability to enter into financial and physical commodity hedges with creditworthy counterparties to manage price and commodity risk, and the failure of any such risk management and hedging strategies to work as intended; (q) changes in actuarial assumptions, changes in interest rates, and the return on plan assets for pension and other post-retirement plans, which can affect future pension and other postretirement plan funding obligations, costs, and liabilities; (r) the ability to continue to pay dividends based on financial performance and in light of contractual covenants and restrictions and regulatory limitations; (s) employee workforce factors, including the operational and financial costs of unionization or the attempt to unionize all or part of the companies' workforce, the impact of an aging workforce and retirements, the cost and ability to retain skilled workers, and the ability to adjust the labor cost structure when necessary; (t) failure to comply with state and federal laws, regulations, and orders, including new interpretations and enforcement initiatives by regulatory and oversight bodies, which may result in penalties and fines and increase the cost of compliance, the nature and extent of investigations and audits, and the cost of remediation; (u) the inability to obtain or cost of obtaining and complying with required governmental permits and approvals, licenses, rights-of-way, and siting for transmission and generation projects and hydroelectric facilities; (v) the cost and outcome of litigation, dispute resolution, and regulatory proceedings, and the ability to recover those costs or the costs of operational changes through insurance or rates, or from third parties; (w) the failure of information systems or the failure to secure data, failure to comply with privacy laws or regulations, security breaches, or the direct or indirect effect on the companies' business, operations, or reputation resulting from cyber attacks or related litigation, terrorist incidents or the threat of terrorist incidents, and acts of war; (x)

unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs, or the failure to successfully implement new technology solutions; and (y) adoption of or changes in accounting policies and principles, changes in accounting estimates, and new U.S. Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations of existing requirements. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports the companies file with the U.S. Securities and Exchange Commission, including (but not limited to) Part I, Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Investor and Analyst Contact	Media Contact

Justin S. Forsberg	Jordan Rodriguez
Director of Investor Relations	Corporate Communications
Phone: (208) 388-2728	Phone: (208) 388-2460
JForsberg@idacorpinc.com	JRodriguez@idahopower.com

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